Exhibit 10.1
Royal Caribbean Cruises Ltd.
2008 Equity Incentive Plan
Section 1. Purpose and Effectiveness
     (A) The purpose of this 2008 Equity Incentive Plan (the “Plan”) is to promote the success of Royal Caribbean Cruises Ltd., a Liberian corporation (the “Company”), by providing a method whereby both employees and directors of the Company and its Affiliates may be encouraged to increase their proprietary interest in the Company’s business. By offering incentive compensation opportunities that are based on the Company’s common stock, the Plan will motivate Participants to achieve long-range goals, further identify their interests with those of the Company’s other shareholders, and promote the long-term financial interest of the Company. The Plan is further intended to aid in attracting and retaining persons of exceptional ability and leadership qualities to become officers, employees, and directors of the Company and its Affiliates.
     (B) The Plan was adopted by the Board of Directors on March 7, 2008 and shall be subject to approval at the 2008 annual meeting of the Company’s shareholders. Any Awards granted under the Plan prior to such shareholder approval shall be conditioned upon such shareholder approval and shall be null and void if such approval is not obtained.
     (C) No Awards may be granted under the Plan following the 2018 annual meeting of the Company’s shareholders.

Section 2. Definitions and Rules of Construction
     (A) Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):
     (i) “Affiliate” means any business entity, regardless of whether organized as a corporation, limited liability company, partnership or any other legal form, in which the Company has (i) an ownership of 50% or greater, or (ii) in the sole discretion of the Committee, a significant interest.
     (ii) “Agreement” means a written instrument, which need not be executed by the Participant, that sets out the terms of the grant of an Award, as any such Agreement may be supplemented or amended from time to time.
     (iii) “Award” means any award or benefit granted under the Plan, as further defined in Section 5(A) of the Plan.
     (iv) “Beneficiary” means the individual(s) designated by the Participant to succeed to his/her rights in all Awards granted to him/her under the Plan in the eventuality of his/her death or Disability.
     (v) “Board” means the Board of Directors of the Company.
     (vi) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.
     (vii) “Committee” means the Compensation Committee of the Board.
     (viii) “Company” means Royal Caribbean Cruises Ltd., a Liberian corporation and any successor entity.
     (ix) “Date of Grant” means the date on which the Committee takes the corporate actions necessary to fix the major terms of an Award to a specified Eligible Individual, including, in the case of an Option, the number of Shares subject to the Option and the applicable Exercise Price.
     (x) “Director” means a duly elected or appointed member of the Board or the Board of Directors of an Affiliate.
     (xi) “Disability” means permanent and total disability as defined in Section 22(e) of the Code.
     (xii) “Eligible Individual” means an Employee or Director who is described in Section 3(A) of the Plan.

     (xiii) “Employee” means an individual who is employed by the Company or any Affiliate.
     (xiv) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific ERISA section shall include any successor section.
     (xv) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.
     (xvi) “Executive Officer” means executive officer as defined in Rule 3b-7 under the Exchange Act, provided that, if the Board has designated the executive officers of the Company for purposes of reporting under the Exchange Act, the designation by the Board shall be conclusive for purposes of the Plan.
     (xvii) “Exercise Price” means the price that must be paid by an Optionee upon exercise of an Option to purchase a share of Stock.
     (xviii) “Fair Market Value” of a Share of Stock as of any date means the mean between the highest and lowest reported sale prices of the Stock (i) on the date on the principal exchange or market on which the Stock is then listed or admitted to trading, or (ii) if the day is not a date on which such exchange or market is open, the last preceding date on which there was a sale of such Stock on such exchange or market, or (iii) as otherwise determined by the Committee if the Stock is not listed on an Exchange.
     (xix) “Option” means a right to purchase from the Company a stated number of Shares at an Exercise Price and for a period of time established by the Committee.
     (xx) “Optionee” means an Eligible Individual who has received an Option under this Plan, for the period of time during which such Option is held in whole or in part.
     (xxi) “Option Shares” means, with respect to any Option granted under this Plan, the Stock that may be acquired upon the exercise of such Option.
     (xxii) “Participant” means an Eligible Individual who has received an Award under this Plan.
     (xxiii) “Plan” means this Royal Caribbean Cruises Ltd. 2008 Equity Incentive Plan, as amended from time to time.

     (xxiv) “Secretary” means the secretary of the Company or his/her designee.
     (xxv) “Settlement Date” means the date on which Stock, cash, cash equivalents, or any combination thereof are transferred by the Company to a Participant with respect to, and in settlement of, a prior contractual commitment made by the Company to such Participant under the Plan in the form of Restricted Stock Units, Stock Appreciation Rights or Performance Shares.
     (xxvi) “Shares” or “Stock” mean shares of the common stock of the Company, par value $.01, subject to any adjustments made under Section 7 of the Plan or by operation of law.
     (xxvii) “Subsidiary” of the Company means any present or future subsidiary (as that term is defined in Section 424(f) of the Code) of the Company An entity shall be deemed a subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
     (xxviii) “Substitute Awards“ shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
     (xxix) “Termination of Service”, “Terminate” or “Termination” occurs when a Participant ceases to be an Employee of, or ceases to be a Director of, the Company and its Affiliates, as the case may be, for any reason.
     (xxx) “Vest”, “Vested”, and “Vesting” means, with respect to any portion of an Award, that the Award will not be forfeited by the Participant pursuant to the provisions of this Plan in the event the Participant Terminates Service with the Company or any Affiliate.
     (xxxi) “Vesting Date” with respect to any Award granted hereunder means the date on which such Award becomes Vested, as designated in or determined in accordance with the Plan and with the Agreement with respect to such Award. If more than one Vesting Date is designated for an Award, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.
     (B) Rules of Construction. Where the context permits, words in any gender shall include the other gender, words in the singular shall include the plural, and the plural shall include the singular.

Section 3. Eligibility and Participation
     (A) The persons who shall be eligible to participate in the Plan and to receive Awards shall be such Employees (including officers) and Directors as the Committee, in its sole discretion, shall select. Awards may be made to Eligible Individuals who hold or have held Awards under this Plan or any similar plan or other awards under any other plan of the Company. Holders of Options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder. Any member of the Committee shall be eligible to receive Awards while serving on the Committee.
     (B) Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. All Awards made to members of the Board shall be recommended by the Committee and approved by the full Board. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation, determinations of which individuals, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among individuals who receive, or are eligible to receive, under the Plan.
Section 4. Stock Subject to Plan
     (A) Subject to the following provisions of this Section 4 and to the provisions of Section 7, the maximum number of Shares with respect to which any Awards may be granted, including Awards of Incentive Options as defined in Section 5(A)(i), during the term of the Plan shall be 5,000,000. During any calendar year, no one individual shall be granted, under this Plan, Awards with respect to more than 500,000 Shares. Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance hereunder.
     (B) During the term of this Plan, the Company will at all times reserve and keep available the number of Shares that shall be sufficient to satisfy the requirements of this Plan. Shares will be made available from the currently authorized but unissued shares of the Company or from shares currently held or subsequently reacquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.
     (C) The grant of any Award hereunder shall count, equal in number to the Shares represented by such Award as determined under Section
4(A), towards the share maximum indicated in Section 4(A). To the extent that (i) any outstanding Option for any reason expires, is terminated, forfeited or canceled without having been exercised, or if any other Award is forfeited or otherwise does not result in the delivery of Shares by the Company, and (ii) any Shares covered by an Award are not delivered because the Award is settled in cash, such Shares shall be deemed to have not been delivered and shall be restored to the share maximum.

Section 5. Forms and Terms of Awards Under the Plan
     (A) In General. The Committee may grant any of the following types of Awards, either singly or in combination with other Awards:
     (i) Incentive Stock Options. An incentive stock option (an “Incentive Option”) is any Option that complies with the requirements of Section 422 of the Code.
     (ii) Nonqualified Stock Options. A nonqualified stock option (a “Nonqualified Option”) is any Option that is not an Incentive Option.
     (iii) Stock Appreciation Rights. A Stock Appreciation Right is an Award in the form of a right to receive, upon surrender of the right, but without other payment an amount based on appreciation in the value of Stock over a base price established in the Award payable in Stock, at times and upon conditions (which may include a Change of Control), as may be approved by the Committee.
     (iv) Stock Awards. Stock awards may be in the form of Shares not subject to any restrictions or limitations imposed by this Plan (“Bonus Stock”), or of Restricted Stock. Restricted Stock is an Award of Shares that is issued to a Participant such that the Participant is thereupon the legal owner of such Shares with all of the attendant rights and privileges of ownership, but remains subject to a risk of forfeiture of such ownership back to the Company for a period of time specified on the Date of Grant. Such forfeiture may be conditioned on the continued performance of services or the achievement of individual, divisional, or corporate goals. Restricted Stock will also be subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, for the same period of time as the risk of forfeiture.
     (v) Restricted Stock Units. A Restricted Stock Unit is an Award payable in cash or Stock and represented by a bookkeeping credit, in which both the number of Shares and the Settlement Date (subject to any subsequent deferral election by the Participant) are fixed on the Date of Grant. The value of each Restricted Stock Unit equals the Fair Market Value of a share of Stock, as such value may change up to the date the Restricted Stock Unit is settled. Further, the settlement of the Award may be made contingent, in the sole discretion of the Committee, upon (A) solely continued service, or (B) other limitations or restrictions. Restricted Stock Units are not outstanding shares of Stock and do not entitle a Participant to voting or other rights or dividends with respect to Stock, unless and until actually paid out in the form of Stock. The restrictions and limitations imposed on Restricted Stock Unit Awards may vary among Participants and from year to year, and the Committee may assign varying titles to different forms of Restricted Stock Units.

     (vi) Performance Shares. A Performance Share is a variable Award payable in cash or Stock and represented by a bookkeeping credit, in which the number of Shares (or value thereof) to be transferred to the Participant at the end of a performance measurement period will be a function of both continued service and the relevant achievement of individual, divisional or corporate goals. The value of each Performance Share equals the Fair Market Value of a share of Stock, as such value may change up to the date the Performance Share is settled.
     (B) Provisions Applicable to All Forms of Awards.
     (i) Subsequent to the grant of any Award, the Committee may, at any time before the complete expiration of such Award, accelerate the time or times at which such Award may become nontransferable, exercisable and/or settled, in whole or in part.
     (ii) To the extent that the Company is required to withhold any Federal, state or other taxes in respect of any compensation income realized by the Participant in respect of shares acquired pursuant to an Award, or in respect of the exercise, settlement, or vesting of any such Awards, then the Company shall deduct from either Shares or any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or other taxes required to be so withheld. If such payments are insufficient to satisfy such Federal, state or other taxes, then such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Company in its sole discretion.
     (C) Provisions Applicable to Options and Stock Appreciation Rights.
     (i) Subject to the limitations of the Plan, the Committee shall designate from time to time those Eligible Individuals to be granted Options, the time when each Option shall be granted, the number of Shares subject to such Option, whether such Option is an Incentive Option or a Nonqualified Option, and the Exercise Price of the Option Shares. Options shall be evidenced by Agreements in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee may from time to time approve. Each Optionee shall be notified of such grant and a written Agreement shall be delivered by the Company to the Optionee. Subject to the other provisions of the Plan, the same person may receive Incentive Options and Nonqualified Options at the same time and pursuant to the same Agreement, provided that Incentive Options and Nonqualified Options are clearly designated as such.
     (ii) Option Agreements may provide that the grant of any Option under the Plan, or that Stock acquired pursuant to the exercise of any Option, shall be subject to such other conditions (whether or not applicable to an Option or Stock received by any other Optionee) as the Committee determines appropriate, including, without limitation, provisions conditioning exercise upon the occurrence of certain events or performance or the passage of time, provisions to assist the Optionee in financing the purchase of Stock through the exercise of Options, provisions for forfeiture, restrictions on resale or other disposition of shares acquired pursuant to the exercise of Options, provisions conditioning the grant of the Option or future Options upon the Optionee retaining ownership of Shares acquired upon exercise for a stated period of time, and provisions to comply with federal and state securities laws and federal and state income tax and other payroll tax withholding requirements.
     (iii) The price at which Shares may be purchased upon exercise of an Option shall be fixed by the Committee on the Date of Grant and may not be less than 100% of the Fair Market Value of the Option Shares on the Date of Grant or, if specified by the Committee, on a date subsequent to the Date of Grant that is identified as the effective date of the Award. All Options shall specify the term during which the Option may be exercised, which shall be in all cases ten years or less.
     (iv) No Option may be exercised in part or in full before the date(s) therefore set forth in its terms, other than in the event of acceleration as provided in Section 7. No Option may be exercised after the Option expires by its terms as set forth in the applicable Agreement. In the case of an Option that is exercisable in installments, installments that are exercisable and not exercised shall remain exercisable during the term of the Option. The grant of an Option shall impose no obligation on the Optionee to exercise such Option.
     (v) Subject to the terms of the Plan and the applicable Agreement, Options and Stock Appreciation Rights shall be subject to vesting during a period of at least one year following the date of grant, provided that Options and Stock Appreciation Rights may vest in part on a pro-rata basis prior to the expiration of any vesting period, and provided, further, that up to five percent of Shares available for grant under this Plan may be granted without regard to the requirements of this sentence.
     (vi) No Option shall be transferable other than by will or the laws of descent and distribution, other than pursuant to an order issued by a court of competent jurisdiction in connection with the divorce or bankruptcy of the Participant. During the lifetime of the Optionee, the Option shall be exercisable only by such Optionee or his/her court-appointed legal representative or transferee. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, provide in the applicable Agreement evidencing a Nonqualified Option that the Optionee may transfer, assign or otherwise dispose of an option (i) to his/her spouse, parents, siblings and lineal descendants, (ii) to a trust for the benefit of the Optionee and any of the foregoing, or (iii) to any corporation or partnership controlled by the Optionee, subject to such conditions or limitations as the Committee may establish to ensure compliance with any rule promulgated pursuant to the Exchange Act, or for other purposes. The terms applicable to the assigned Option shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Company may deem appropriate. If an Optionee has a Termination of Service by reason of his/her death or Disability prior to the expiration date of his/her Option, or if an Optionee dies subsequent to his/her Termination of Service on account of such Disability but prior to the expiration date of his/her Option, and in either case all or some portion of such Option is Vested and exercisable pursuant to the terms of this Plan and of the Option Agreement, such Option may be exercised by the Optionee or by the Optionee’s estate, personal representative or beneficiary, as the case may be, at any time prior to the earlier of (i) one year following the date of the Optionee’s death or disability, or (ii) the expiration date of such Option.
     (vii) An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any Share covered by his/her Option until he/she shall have become the holder of record of such Share, and he/she shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which he/she shall have become the holder of record thereof.
     (viii) Except in connection with a transaction described in Section 7(A) or in connection with the grant of Substitute Awards, the Committee shall not, without first having obtained the approval of the shareholders of the Company, effect the cancellation of any or all outstanding Options under the Plan and the substitution therefore of new Options covering the same or different number of Shares but with an exercise price per share based on the Fair Market Value per Share on the new option grant date.
     (ix) The following additional provisions shall be applicable to Incentive Options, but only if, and to the extent, required by section 422 of the Code:
          (a) Incentive Options shall be specifically designated as such in the applicable Agreement, and may be granted only to those Eligible Individuals who are both (i) Employees of the Company and/or a Subsidiary, and (ii) citizens or resident aliens of the United States.
          (b) To the extent the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which any Incentive Options granted hereunder may be exercisable for the first time by the Optionee in any calendar year (under this Plan or any other compensation plan of the Company or any Subsidiary thereof) exceeds $100,000, such Options shall not be considered Incentive Options.
          (c) No Incentive Option may be granted to an individual who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary thereof, unless such Option (i) has an exercise price of at least 110% of the Fair Market Value of the Stock on the Date of Grant of such option; and (ii) cannot be exercised more than five years after the Date of Grant.

          (d) The Exercise Price for Incentive Options shall not be less than the Fair Market Value of the Stock on the Date of Grant.
     (x) Each of the above provisions with respect to the granting, vesting, transferability and exercise of Options, except to the extent they are applicable solely to (i) the actual purchase of stock and payment of consideration or (ii) Incentive Options, shall also apply to the grant of Stock Appreciation Rights by the Committee under the Plan.
     (D) Provisions Applicable to Restricted Stock and Restricted Stock Units.
     (i) Awards of Restricted Stock and Restricted Stock Units shall be subject to the right of the Company to require forfeiture of such Shares or rights by the Participant in the event that conditions specified by the Committee in the applicable Agreement are not satisfied prior to the end of the applicable vesting period established by the Committee for such Awards. Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives. Subject to the terms of the Plan and the applicable Agreement, Restricted Stock or Restricted Stock Units shall be subject to vesting during a period of at least three years following the date of grant, provided that vesting during a period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals imposed on the Award pursuant to paragraph (F)(ii) below, and provided, further, that Restricted Stock or Restricted Stock Units may vest in part on a pro-rata basis prior to the expiration of any vesting period, and provided, further, that up to five percent of Shares available for grant under this Plan may be granted without regard to the requirements of this sentence.
     (ii) A Restricted Stock Unit may provide the Participant with the right to receive dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired) (“Dividend Equivalents”), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $500,000.

     (iii) Shares represented by Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the applicable vesting period. Such Shares shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of such Shares shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). To the extent Shares of a Restricted Stock Award become nonforfeitable, the Company (or such designee) shall deliver such certificates to the Participant or, if the Participant has died, to the Participant’s Beneficiary. Each certificate evidencing stock subject to Restricted Stock Awards shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. Any attempt to dispose of stock in contravention of such terms, conditions and restrictions shall be ineffective. During the restriction period, the Participant shall have all the rights of a shareholder for all such Shares, including the right to vote and the right to receive dividends thereon as paid.
     (E) Provisions Applicable to Restricted Stock Units and Performance Shares. The Committee may provide in the terms of a Restricted Stock Unit or Performance Share Award for the elective deferral by the Participant of the receipt of the actual payment of cash or Stock otherwise due and payable to the Participant pursuant to such Award. In providing for such deferral, the Committee shall limit eligibility, and shall specify such rules regarding the timing and other features of the deferral, so as to comply with all applicable sections of ERISA, section 409A of the Code, and the constructive receipt and similar doctrines of the internal revenue laws.
     (F) Provisions Applicable to Qualified Performance-Based Compensation.
     (i) Designation as Qualified Performance-Based Compensation. The Committee may structure the terms and provisions of Stock Awards, Restricted Stock Units, Dividend Equivalents or Performance Shares granted to an Employee so that such Awards may constitute “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this paragraph (F) shall apply. The Committee may also grant Options or SARs under which the exercisability of the Options or SARs is subject to the achievement of performance goals as described in this paragraph (F) or otherwise.
     (ii) Performance Goals. When Awards are made under this paragraph (F), the Committee shall establish in writing (a) the objective performance goals that must be met, (b) the period during which performance will be measured, (c) the maximum amounts that may be paid if the performance goals are met, and (d) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for the Awards to qualify as “qualified performance-based compensation.” Under 162(m) of the Code the performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Awards identified by the Committee as “qualified performance-based compensation.”

     (iii) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, cost management, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on invested capital, growth in assets, unit volume, occupancy rates, sales, cash flow, market share, performance relative to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, customer satisfaction, geographic business expansion, acquisition or investment goals, cost targets or goals relating to investments, acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants. Such goals may be determined on an absolute or relative basis or as compared to specific competitor(s), peers or indices. The Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded, including without limitations (a) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring changes (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management or (c) a change in applicable accounting standards.
     (iv) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.
     (v) Certification of Results. Prior to any payment of an Award intended to qualify as performance-based compensation, the Committee shall certify the performance results for the performance period specified in the Award after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the performance goals and the satisfaction of all other terms of the Award.
     (vi) Maximum Awards Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum amount of “qualified performance-based compensation” payable to any one Participant under the Plan for a given performance period is 500,000 shares, or in the event such performance-based compensation is paid in cash, the equivalent cash value thereof on the last day of the performance period to which such Award relates.

Section 6. Exercises of Stock Options
     (A) An Option may be exercised in whole or in part at any time during the term of such Option as provided in the Agreement; provided, however, that (i) unless otherwise provided by Section 7, an Option may be exercised only while the Optionee is an Employee or Director, and (ii) each partial exercise shall be for whole Shares only. Unless otherwise provided by Section 7 or in the Agreement, that portion of an Option that has not become Vested as of the date the Optionee ceases to be an Employee or Director shall lapse and be null and void.
     (B) Each Option, or any exercisable portion thereof, may only be exercised by delivery to the Secretary or his/her office, in accordance with such procedures for the exercise of Options as the Company may establish from time to time, of (i) notice in writing signed by the Optionee (or other person then entitled to exercise such Option) that such Option, or a specified portion thereof, is being exercised; (ii) payment in full for the purchased Shares or adequate provision therefor; (iii) such representations and documents as are necessary or advisable to effect compliance with all applicable provisions of Federal or state securities laws or regulations; (iv) in the event that the Option or portion thereof shall be exercised by any individual other than the Optionee, appropriate proof of the right of such individual to exercise the Option or portion thereof; and (v) full payment to the Company of all amounts which, under federal, state or other law, it is required to withhold upon exercise of the Option or adequate provision therefor.
     (C) Except as noted in this paragraph, upon receiving notice of exercise and payment, the Company will cause to be delivered to the Optionee, as soon as practicable, a certificate in the Optionee’s name for the Shares purchased, and shall evidence such transfer on the books and records of the Company. The Shares issuable and deliverable upon the exercise of an Option shall be fully paid and nonassessable. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     (D) The method or methods of payment of the purchase price for the Shares to be purchased upon exercise of an Option and of any amounts required for tax withholding purposes shall be determined by the Company and may consist of (i) cash, (ii) check, (iii) the tendering, by either actual delivery or by attestation, of whole shares of Stock, valued at Fair Market Value as of the day of exercise, (iv) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a brokerage firm acceptable to the Company to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and other employment taxes required to be withheld by the Company by reason of such exercise, and (b) the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale. The permitted method or methods of payment of the amounts payable upon exercise of an Option may be transacted by the Optionee or by a broker designated by him/her (other than a payment described in clause (iv) above), and, if other than in cash, shall be set forth in the applicable agreement or (v) such other means as may be approved by the Committee from time to time, including without limitation, by the withholding from the number of Shares otherwise issuable upon exercise of the Option that number of shares having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price.
     (E) Each Agreement shall require that an Optionee pay to the Company, at the time of exercise of a Nonqualified Option, such amount as the Company deems necessary to satisfy the Company’s obligation to withhold federal or state income or other applicable taxes incurred by reason of the exercise or the transfer of Shares thereupon. To the extent permitted by the Agreement, an Optionee may satisfy such withholding requirements by having the Company withhold from the number of Shares otherwise issuable upon exercise of the Option that number of shares having an aggregate Fair Market Value on the date of exercise equal to the amount required by law to be withheld.
Section 7. Events Affecting Plan Reserve or Plan Awards
     (A) If the Company subdivides its outstanding shares of Stock into a greater number of shares of Stock (including, without limitation, by stock dividend or stock split) or combines its outstanding shares of Stock into a smaller number of shares (by reverse stock split, reclassification or otherwise), or any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock, or other similar corporate event (including mergers or consolidations) affects the Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable and appropriate, make such adjustments to any or all of (i) the number of shares of Stock reserved for the Plan, (ii) the number of shares subject to outstanding Options and other Awards, (iii) the Exercise Price with respect to outstanding Options, and any other adjustment that the Committee determines to be equitable; provided, however, that the number of shares subject to any Option shall always be a whole number. The Committee may provide for a cash payment to any Participant of an Award in connection with any adjustment made pursuant to this Section 7.
     (B) Any such adjustment to an Option shall comply with Section 409(A) and any other applicable provisions of the Code and shall be made without a change to the total Exercise Price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices), and shall be final and binding upon all Participants, the Company, their representatives, and all other interested persons.

     (C) In the event of a transaction involving (i) a merger or consolidation in which the Company is not the surviving company or (ii) the sale or disposition of all or substantially all of the Company’s assets, provision shall be made in connection with such transaction for the assumption of Awards theretofore granted under the Plan, or the substitution for such Awards of new options of the successor corporation, with appropriate adjustment as to the number and kind of Shares and the purchase price for Shares thereunder. Alternatively, in the discretion of the Committee, the Plan and the Awards issued hereunder shall terminate on the effective date of such transaction if appropriate provision is made for payment to the Participant of an amount in cash equal to the value of the number of Shares subject to the Awards (to the extent such Awards have not been exercised) taking into account the transaction less the aggregate exercise price for such Awards (to the extent such Awards have not been exercised) taking into account the transaction. Further, any obligations under the Plan to deliver Shares of Stock in the future shall be similarly adjusted.
     (D) If a Participant has a Termination of Service by reason of his/her death or Disability, then notwithstanding any contrary waiting period, installment period or vesting schedule in any Agreement or in the Plan, unless the applicable Agreement provides otherwise, each outstanding Award granted to such Participant shall immediately become Vested and, if an Option, exercisable in full in respect of the aggregate number of shares covered thereby and, if a Restricted Stock Unit, Stock Appreciation Right or Performance Share Award, promptly settled.
     (E) If an Optionee has a Termination of Service for any reason other than his/her death or Disability prior to the expiration date of his/her Option, and all or some portion of such Option is Vested and exercisable pursuant to the terms of this Plan and of the Option Agreement, such Vested portion of the Option may be exercised by the Optionee at any time prior to the earlier of (i) twelve months following the date of the Optionee’s Termination, or (ii) the expiration date of such Option.
     (F) The Company may determine whether any given leave of absence constitutes a Termination of Service and, if it does not, whether the time spent on the leave will or will not be counted as vesting credit; provided, however, that for purposes of the Plan (i) a leave of absence, duly authorized in writing by the Company, if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided (a) the Employee’s right to reemployment is guaranteed either by statute or contract, or (b) for the purpose of military service, shall not be deemed a Termination of Service.
     (G) Following a Change of Control, if a Participant has a Termination of Service within eighteen (18) months of such Change of Control, other than by reason of (i) death, (ii) Disability, (iii) termination for Cause, or (iv) termination by the Participant for other than Good Reason, then notwithstanding any contrary waiting period, installment period or vesting schedule in any Agreement or in the Plan, each outstanding Award granted to such Participant shall immediately become Vested, and, if an Option, exercisable in full in respect of the aggregate number of shares covered thereby.

     (H) “Change of Control” shall mean (i) the acquisition by any individual, entity or group (other than the Company, Cruise Associates and/or A. Wilhelmsen AS or an affiliate of any of them) of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the ”Voting Securities”); (ii) during any period of 24 consecutive months, a majority of the Board shall no longer be composed of individuals (a) who were members of the Board on the first day of such period, or (b) whose election or nomination to the Board were approved by a vote of at least two-thirds of the members of the Board who were members of the Board on the first day of such period, or (c) whose election or nomination to the Board was approved by a vote of at least two-thirds of the members of the Board referred to in the foregoing subclauses (a) and (b); (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”) unless, following such Business Combination (a) the beneficial owners of the Voting Securities of the Company immediately prior to the Business Combination beneficially own more than 50% of the combined voting power of the voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination, and (b) at least a majority of the board of directors of the corporation resulting from such Business Combination were members of the Company’s Board at the time of the action of the Company’s Board providing for such Business Combination; (iv) consummation of a reorganization, merger or consolidation with another corporation or business entity not already under common control with the Company, or the acquisition of stock or assets of such other corporation or business entity, if the market capitalization of the other corporation or entity, or the stock or assets acquired, is equal to or greater than the Company’s market capitalization immediately prior to the closing of such transaction; or (v) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
     (I) “Cause” shall mean (i) if such term is defined in an employment agreement between the Participant and the Company or Affiliate, as such term is defined therein or (ii) (a) an act of material dishonesty, including, without limitation, fraud, misappropriation, embezzlement, financial misrepresentation or other similar behavior, (b) conviction of, or the entry of a plea of guilty or nolo contendere to, the commission of a felony; (c) an action or failure to act that demonstrates a conflict of interest in which the person acts for his or her own benefit to the detriment of the Company; (d) an action or failure to act that constitutes a material breach of the person’s duties to the Company; or (e) the failure to follow the lawful directives of the Company provided that those directives are consistent with the person’s duties to the Company.

     (J) “Good Reason” shall mean (i) if such term is defined in an employment agreement between the Participant and the Company or Affiliate, as such term is defined therein or (ii) (a) the assignment to the person without the person’s consent of any duties materially inconsistent with the person’s position (including status, offices and titles), authority, duties or responsibilities as they existed prior to the Change of Control; (b) any action by the Company which results in a material diminution in the person’s position, authority, duties, responsibilities, compensation or benefits as they existed prior to the Change of Control without the person’s consent; or (c) the Company requiring that the person relocate his or her principal business office more than 100 miles from the location existing prior to the Change of Control without the person’s consent.
     (K) In addition to any action required or authorized by the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of Participants in the event of or anticipation of a Change of Control, including but not limited to any one or more of the following with respect to any or all Awards: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gains from, the Awards, (ii) the waiver of conditions on the Awards that were imposed for the benefit of the Company, (iii) provision for the cash settlement of the Awards for their equivalent cash value, as determined by the Committee, as of the date of the Change of Control; or (iv) such other modifications or adjustments to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following the Change of Control.
Section 8. Administration
     (A) The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board.
     (B) The Committee’s administration of the Plan shall be subject to the following:
     (i) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and, subject to the restrictions of Section 11, to cancel or suspend Awards.
     (ii) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of those jurisdictions.
     (C) The Committee may delegate to one or more Directors or officers of the Company, or a committee of such Directors or officers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, Employees who are not officers or Directors of the Company for purposes of Section 16 of the Exchange Act provided, however, that any such delegation shall conform with applicable law and the requirements of any exchange on which the Company’s securities are listed.

     (D) The Company and its Affiliates shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Affiliates as to an Employee’s or Participant’s employment (or other provision of services), Termination of Service, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Company such evidence, data, or information, as the Committee or the Company considers desirable to carry out the terms of the Plan.
     (E) The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations, as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan, as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons.
     (F) No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made by him/her or the Committee or the Board in good faith with respect to the Plan or any Award granted pursuant thereto.
     (G) The Committee, the Company, and its officers and Directors, shall be entitled to rely upon the advice, opinions or valuations of any attorneys, consultants, accountants or other persons employed to assist them in connection with the administration of the Plan.
Section 9. Government Regulations and Registration of Shares
     (A) The Plan, and the grant and exercise of Awards hereunder, and the Company’s obligation to sell and deliver stock under Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.
     (B) The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Stock may be listed or quoted.

     (C) With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive comply with the applicable provisions of Section 422 of the Code, that grants of “qualified performance-based compensation” comply with the applicable provisions of Section 162(m) of the Code and that, to the extent applicable, all Awards comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 422,
162(m) or 409A of the Code as set forth in the Plan ceases to be required under such section, the Committee, in its sole discretion, may decide that the applicable Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law, or may modify an Award to bring it into compliance with any valid and mandatory government regulation.
Section 10. Miscellaneous Provisions
     (A) Rights of Company. Nothing contained in the Plan or in any Agreement, and no action of the Company or the Committee with respect thereto, shall interfere in any way with the right of the Company or an Affiliate to terminate the employment of the Participant at any time, with or without cause. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.
     (B) Designation of Beneficiaries. Each Participant who shall be granted a Plan Award may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Company on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such person.
     (C) Payroll Tax Withholding. The Company’s obligation to deliver shares of Stock or make payments under the Plan shall be subject to applicable federal, state and other tax withholding requirements. Federal, state, and other tax due upon the exercise of any Award may, in the discretion of the Company, be paid in shares of Stock already owned by the Optionee or through the withholding of shares otherwise issuable to such Optionee, upon such terms and conditions (including, without limitation, the conditions referenced in Section 6) as the Company shall determine which shares shall have an aggregate Fair Market Value equal to the required minimum withholding payment. If the Optionee shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of all such federal, state and other taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Optionee an amount equal to federal, state or other taxes of any kind required to be withheld by the Company.
     (D) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may grant Awards on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and sub-plans and make such modifications as may be necessary or advisable to comply with such laws.

     (E) Exclusion from Benefit Computation. By accepting an Award, unless otherwise provided in the applicable Agreement, each Participant shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any health and welfare, pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary. In addition, each Beneficiary of a deceased Participant shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Participant which is payable to such Beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.
     (F) Use of Proceeds. Proceeds from the sale of Shares pursuant to Options granted under this Plan shall constitute general funds of the Company.
     (G) Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Company shall require.
     (H) Unfunded Status. Neither a Participant nor any other person shall, by reason or participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Affiliate, in its sole discretion may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any person.
Section 11. Amendment and Termination of this Plan
     The Committee may at any time terminate, suspend or discontinue this Plan. The Committee may amend this Plan at any time, provided that no such amendment shall be made without the approval of the Company’s stockholders (a) to the extent that such approval is required by applicable law or by the listing standards of any applicable exchange(s) on or after the adoption of this Plan, (b) to the extent that such amendment would materially increase the number of securities which may be issued under the Plan, (c) to the extent that such amendment would materially modify the requirements for participation in the Plan, or (d) to the extent that such amendment would accelerate the vesting of any Restricted Stock or Restricted Stock Units under the Plan except as otherwise provided in the Plan.
     The Committee may at any time alter or amend any or all Award Agreements under this Plan to include provisions, or to effect a result, that would be authorized for a new Award under this Plan, so long as such an amendment would not require approval of the Company’s shareholders if such amendment were made to the Plan. Notwithstanding the foregoing, except as may be provided in Section 7(C), no such action by the Board or the Committee shall, in any manner adverse to a Participant, affect any Award then outstanding without the consent in writing of the affected Participant.